EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Class A common stock of AEVEX Corp. on behalf of each of us.

Dated: September 15, 2026

Razor’s Edge Fund III, LP

By:

Razor’s Edge Ventures III, LLC

Its:

General Partner

By:

/s/ Mark Spoto

Name: Mark Spoto

Title: Managing Partner

Razor’s Edge Fund III-A, LP

By:

Razor’s Edge Ventures III, LLC

Its:

General Partner

By:

/s/ Mark Spoto

Name: Mark Spoto

Title: Managing Partner

Razor’s Edge Ventures III, LLC

By:

/s/ Mark Spoto

Name: Mark Spoto

Title: Managing Partner

Black Sea Technologies LLC

By:

/s/ Jack Kerrigan

Name: Jack Kerrigan

Title: Manager